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                                                                   Exhibit 12.1


                          NATIONAL ENERGY GROUP, INC.

                  COMPUTATION OF HISTORICAL RATIO OF EARNINGS
                               TO FIXED CHARGES
                       (IN THOUSANDS, EXCEPT FOR RATIOS)


                                                             YEAR ENDED DECEMBER 31,
                                       --------------------------------------------------------------------
                                                                                                  Pro Forma
                                          1992       1993        1994       1995       1996         1996
                                       --------    --------    --------    --------   --------    ---------
Earnings:
    Income (loss) before income
       taxes and extraordinary Items   $   (221)   $   (299)   $   (489)   $    206   $(40,061)   $  (7,640)
    Interest expense                        131         137         498         995      3,621       18,589
    Amortization of debt issuance
       cost                                  43          51          19          37        151          213
    Interest portion of rental
       expense                                8           8          21          34         37           37
                                       --------    --------    --------    --------   --------    ---------
         Earnings (loss)               $    (39)   $   (103)   $     49    $  1,272   $(36,252)   $  11,199
                                       ========    ========    ========    ========   ========    =========
Fixed charges:
    Interest, including capitalized
       portion                         $    131    $    137    $    498    $    995   $  3,621    $  18,589
    Amortization of debt issuance            43          51          19          37        151          213
       cost
    Interest portion of rental
       expense                                8           8          21          34         37           37
                                       --------    --------    --------    --------   --------    ---------
         Fixed charges                 $    182    $    196    $    538    $  1,066   $  3,809   $   18,839
                                       ========    ========    ========    ========   ========   ==========

Ratio of earnings to fixed charges           --          --                     1.2x        --           --
                                       ========    ========    ========    ========   ========   ==========
Deficiency of earnings to fixed
    charges                            $   (221)   $   (299)   $   (489)         --   $(40,061)  $   (7,640)
                                       ========    ========    ========    ========   ========   ==========


                                                  SIX MONTHS
                                                ENDED JUNE 30,
                                       --------------------------------
                                                              Pro Forma
                                        1996       1997         1997
                                       --------   --------    ---------
Earnings:
    Income (loss) before income
       taxes and extraordinary Items   $    869   $  2,815    $     252
    Interest expense                        896      5,454        7,624
    Amortization of debt issuance
       cost                                  45        270           44
    Interest portion of rental
       expense                               26         45           45
                                       --------   --------    ---------
         Earnings (loss)               $  1,836   $  8,584    $   7,965
                                       ========   ========    =========
Fixed charges:
    Interest, including capitalized
       portion                         $    896   $  5,454    $   8,350
    Amortization of debt issuance            45        270           44
       cost
    Interest portion of rental
       expense                               26         45           45
                                       --------   --------    ---------
         Fixed charges                 $    967   $  5,769    $   8,439
                                       ========   ========    =========

Ratio of earnings to fixed charges          1.9x       1.5x          --
                                       ========   ========    =========
Deficiency of earnings to fixed
    charges                                  --         --         (474)
                                       ========   ========    =========





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